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                                                                    Exhibit 10.3

                              Employment Agreement

            This EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of ______________, 1999, by and between WESTBOROUGH FINANCIAL SERVICES, INC., a publicly-held business corporation organized and operating under the laws of the Commonwealth of Massachusetts and having an office at 100 E. Main Street, Westborough, Massachusetts 07581 ("Company") and JOSEPH F. MACDONOUGH, an individual residing at 14 Pinecrest Dr., Westborough, Massachusetts 01581 ("Executive"). Any reference to "Bank" herein shall mean The Westborough Bank, a wholly-owned subsidiary of the Company, or any successor thereto.

                              W I T N E S S E T H :

            WHEREAS, Executive currently serves the Company in the capacity of President and Chief Executive Officer and also serves as President and Chief Executive Officer of the Bank; and

            WHEREAS, Executive also currently serves as a member of the Board of Directors of the Company ("Board") and as a member of the Board of Directors of the Bank ("Bank Board"); and

            WHEREAS, effective as of the date of this Agreement (the "Effective Date"), the Bank has converted from a state chartered mutual savings bank to a state chartered capital stock savings bank and has become the wholly-owned subsidiary of the Company; and

            WHEREAS, the Company desires to assure for itself and for the Bank the continued availability of Executive's services and the ability of Executive to perform such services with a minimum of personal distraction in the event of a pending or threatened Change of Control (as hereinafter defined); and

            WHEREAS, Executive is willing to continue to serve the Company and the Bank on the terms and conditions hereinafter set forth;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions hereinafter set forth, the Company and Executive hereby agree as follows:

            SECTION 1.  EMPLOYMENT.

            The Company agrees to continue to employ Executive, and Executive hereby agrees to such continued employment, during the period and upon the terms and conditions set forth in this Agreement.
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            SECTION 2. EMPLOYMENT PERIOD; REMAINING UNEXPIRED EMPLOYMENT PERIOD.

            (a) The terms and conditions of this Agreement shall be and remain in effect during the period of employment established under this section 2 ("Employment Period"). The Employment Period shall be for an initial term of three (3) years beginning on the date of this Agreement and ending on the third
(3rd) anniversary date of this Agreement (each, an "Anniversary Date"), plus such extensions, if any, as are provided pursuant to section 2(b).

            (b) Prior to the first anniversary of the Effective Date of this Agreement and prior to each anniversary date thereafter (each, an "Anniversary Date"), the Board shall review the terms of this Agreement and Executive's performance of services hereunder and may, in the absence of objection from Executive, approve an extension of the Employment Period. In such event, the Employment Period shall be extended to the third anniversary of the relevant Anniversary Date. For all purposes of this Agreement, the term "Remaining Unexpired Employment Period" as of any date shall mean the period beginning on such date and ending on the Anniversary Date on which the Employment Period (as extended pursuant to this section 2(b) of this Agreement) is then scheduled to expire.

            (c) Nothing in this Agreement shall be deemed to prohibit the Company at any time from terminating Executive's employment during the Employment Period with or without notice for any reason; PROVIDED, HOWEVER, that the relative rights and obligations of the Company and Executive in the event of any such termination shall be determined under this Agreement.

            (d) Nothing in this Agreement shall be deemed to prohibit Executive from terminating his employment during the Employment Period after providing the Board with written notice of his intention to terminate his employment the not less than 30 days prior to his termination date; PROVIDED, HOWEVER, that the relative rights and obligations of the Company and Executive in the event of any such termination shall be determined under this Agreement and that the Executive shall be required to fully cooperate with the Company with the transition of his duties.

            SECTION 3. DUTIES.

            Executive shall serve as President and Chief Executive Officer of the Company and as President and Chief Executive Officer of the Bank, having such power, authority and responsibility and performing such duties as are prescribed by or under the By-Laws of the Company and the Bank and as are customarily associated with such positions. Executive shall devote his full business time and attention (other than during weekends, holidays, approved vacation periods, and periods of illness or approved leaves of absence) to the business and affairs of the Company and the Bank and shall use his best efforts to advance the interests of the Company and the Bank.


                                       2
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            SECTION 4.  CASH COMPENSATION.

            In consideration for the services to be rendered by Executive hereunder, the Company shall pay (or shall cause the Bank to pay) to him a salary at an initial annual rate of $___________, payable in approximately equal installments in accordance with the Company's or Bank's customary payroll practices for senior officers. The Board shall review Executive's annual rate of salary at such times during the Employment Period as it deems appropriate, but not less frequently than once every twelve months, and may, in its discretion, approve an increase in the Executive's annual rate of salary. In addition to salary, Executive may receive other cash compensation from the Company or the Bank for services hereunder at such times, in such amounts and on such terms and conditions as the Board, or the Bank Board, as applicable, may determine from time to time.

            SECTION 5.  EMPLOYEE BENEFIT PLANS AND PROGRAMS.

            During the Employment Period, Executive shall be treated as an employee of the Company and the Bank and shall be entitled to participate in and receive benefits under any and all qualified or non-qualified retirement, pension, savings, profit-sharing or stock bonus plans, any and all group life, health (including hospitalization, medical and major medical), dental, accident and long-term disability insurance plans, and any other employee benefit and compensation plans (including, but not limited to, any incentive compensation plans or programs, stock option and appreciation rights plans and restricted stock plans) as may from time to time be maintained by, or cover employees of, the Company or the Bank, in accordance with the terms and conditions of such employee benefit plans and programs and compensation plans and programs and consistent with the Company's and Bank's customary practices. Nothing paid to the Executive under any such plan or arrangement will be deemed to be in lieu of other compensation to which the Executive is entitled under this Agreement.

            SECTION 6.  INDEMNIFICATION AND INSURANCE.

            (a) The Company shall cause Executive to be covered by and named as an insured under any policy or contract of insurance obtained by it or the Bank to insure its current or former directors and officers against personal liability for acts or omissions in connection with service as an officer or director of the Company or the Bank or service in other capacities at the request of the Company or the Bank. The coverage provided to Executive pursuant to this section 6 shall be of the same scope and on the same terms and conditions as the coverage (if any) provided to other current or former officers or directors of the Company and the Bank.

            (b) To the maximum extent permitted under applicable law, the Company shall indemnify Executive against and hold him harmless from any costs, liabilities, losses and exposures to the fullest extent and on the most favorable terms and conditions that similar indemnification is offered to any current or former director or officer of the Company, the Bank, or any subsidiary or affiliate thereof.


                                       3
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            SECTION 7. OUTSIDE ACTIVITIES.

            Executive may serve as a member of the boards of directors of such business, community and charitable organizations as he may disclose to and as may be approved by the Board (which approval shall not be unreasonably withheld); PROVIDED, HOWEVER, that such service shall not materially interfere with the performance of his duties under this Agreement. Executive may also engage in personal business and investment activities which do not materially interfere with the performance of his duties hereunder; provided, however, that such activities are not prohibited under any code of conduct or investment or securities trading policy established by the Company and generally applicable to all similarly situated executives. Executive may also serve as an officer or director of the Bank on such terms and conditions as the Company and the Bank may mutually agree upon, and such service shall not be deemed to materially interfere with Executive's performance of his duties hereunder or otherwise result in a material breach of this Agreement. If Executive is discharged or suspended, or is subject to any regulatory prohibition or restriction including but not limited to those set forth in section 28(b)(iii) hereof, with respect to participation in the affairs of the Bank, he shall continue to perform services for the Company in accordance with this Agreement but shall not directly or indirectly provide services to or participate in the affairs of the Bank in a manner inconsistent with the terms of such discharge or suspension or any applicable regulatory order.

            SECTION 8. WORKING FACILITIES AND EXPENSES.

            Executive's principal place of employment shall be at the Company's executive offices at the address first above written, or at such other location within Worcester County at which the Company shall maintain its principal executive offices, or at such other location as the Company and Executive may mutually agree upon. The Company shall provide or cause the Bank to provide the Executive at his principal place of employment with a private office, secretarial services, and other support services and facilities suitable to his position with the Company and necessary or appropriate in connection with the performance of his assigned duties under this Agreement. The Company shall reimburse Executive for his ordinary and necessary business expenses, including, without limitation, all expenses associated with his business use of an automobile, fees for memberships in such clubs and organizations as Executive and the Company shall mutually agree are necessary and appropriate for business purposes, and his travel and entertainment expenses incurred in connection with the performance of his duties under this Agree ment, in each case upon presentation to the Company of an itemized account of such expenses in such form as the Company may reasonably require.

            SECTION 9. TERMINATION OF EMPLOYMENT WITH SEVERANCE BENEFITS.

            (a) Executive shall be entitled to the severance benefits described in section 9(b) herein in the event that his employment with the Company terminates during the Employment Period under any of the following circumstances:

            (i) Executive's voluntary resignation from employment with the Company within ninety (90) days following:


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                  (A) the failure of the Board to appoint or re-appoint or elect or re-elect Executive to the position stated in section 3 of this Agreement (or a more senior office of the Company) or the failure of the Bank Board to appoint or re-appoint or elect or re-elect Executive to the position stated in section 3 of this Agreement (or a more senior position of the Bank); or

                  (B) the expiration of a thirty (30) day period following the date on which Executive gives written notice to the Company or the Bank, as the case may be, of its material failure, whether by amendment of the Company's organization certificate or By-Laws, or the Bank's state charter or By-Laws, action of the Board or the Bank Board or otherwise, to vest in Executive the functions, duties, or responsibilities prescribed in section 3 of this Agreement, unless, during such thirty (30) day period, such failure is cured in a manner determined by Executive, in his discretion, to be satisfactory; or

                  (C) the expiration of a thirty (30) day period following the date on which Executive gives written notice to the Company or the Bank, as the case may be, of its material breach of any term, condition or covenant contained in this Agreement (including, without limitation any reduction of Executive's rate of base salary in effect from time to time and any change in the terms and conditions of any compensation or benefit program in which Executive participates which, either individually or together with other changes, has a material adverse effect on the aggregate value of his total compensation package), unless, during such thirty (30) day period, such failure is cured in a manner determined by Executive, in his discretion, to be satisfactory; or

            (ii) subject to the provisions of section 11, the termination of Executive's employment with the Company for any other reason not described in section 9(a) other than a termination of the Executive's employment for "cause";

then, the Company shall provide (or cause the Bank to provide) to Executive the amounts and benefits described in section 9(b).

            (b) Upon the termination of Executive's employment with the Company under circumstances described in section 9(a) of this Agreement, the Company shall pay and provide (or cause the Bank to pay and provide) to Executive (or, in the event of his death prior to such payment, to his estate):

            (i) the portion, if any, of the compensation earned by the Executive through the date of the termination of his employment with the Company which remains unpaid as of such date, such payment to be made at the time and in the manner prescribed by law applicable to the payment of wages but in no event later than thirty (30) days after the Executive's termination of employment;


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            (ii) the benefits, if any, to which he is entitled as a former employee under the employee benefit plans and programs and compensation plans and pro grams maintained by the Company and the Bank for their officers and employees;

            (iii) continued group life, health (including hospitalization, medical and major medical), dental, accident and long-term disability insurance benefits, in addition to that provided pursuant to section 9(b)(ii), and after taking into account the coverage provided by any subsequent employer, if and to the extent necessary to provide for Executive, for the Remaining Unexpired Employment Period, coverage equivalent to the coverage to which he would have been entitled under such plans (as in effect on the date of his termination of employment, or, if his termination of employment occurs after a Change of Control, on the date of such Change of Control, whichever benefits are greater), if he had continued working for the Company during the Remaining Unexpired Employment Period at the highest annual rate of compensation achieved during that portion of the Employ ment Period which is prior to Executive's termination of employment with the Company;

            (iv) within thirty (30) days following his termination of employment with the Company, a lump sum payment, in an amount equal to the present value of the sum of (i) the salary that Executive would have earned if he had continued working for the Company during the Remaining Unexpired Employment Period at the highest annual rate of salary achieved during that portion of the Employment Period which is prior to Executive's termination of employment with the Company; plus (ii) the bonuses the Executive would have earned had he continued working for the Company during the Remaining Unexpired Employment Period assuming Executive would have earned the highest annual bonus paid to him during the three years preceding the year in which his employment with the Company terminates; where such present value is to be determined using a discount rate equal to the applicable short-term federal rate prescribed under section 1274(d) of the Internal Revenue Code of 1986 ("Code"), compounded using the compounding period corresponding to the Company's regular payroll periods for its officers, such lump sum to be paid in lieu of all other payments of salary provided for under this Agreement in respect of the period following any such termination.

The Company and Executive hereby stipulate that the damages which may be incurred by Executive following any such termination of employment are not capable of accurate measurement as of the date first above written and that the payments and benefits contemplated by this section 9(b) constitute reasonable damages under the circumstances and shall be payable without any requirement of proof of actual damage and without regard to Executive's efforts, if any, to mitigate damages. The Company and Executive further agree that the Company may condition the payments and benefits (if any) due under sections 9(b) on the receipt of Executive's resignation from any and all positions which he holds as an officer, director or committee member with respect to the Company, the Bank or any subsidiary or affiliate of either of them.


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            SECTION 10. DEATH AND DISABILITY BENEFITS

            (a) In the event Executive's employment with the Company terminates during the Employment Period because of Executive's death, then the Company shall pay to the Executive's designated beneficiary for the one year period following Executive's death, periodic payments equal in the aggregate to the Executive's annual base salary as in effect on the date of his death. For the one year period following Executive's death, Executive's dependents, as defined under the group health (including hospitalization, medical and major medical) and dental plans sponsored by the Company or the Bank from time to time, shall be provided continued coverage under such plans, provided that they continue to remit to the Company or Bank, as the case may be, any premium payments Executive was required to pay for such coverage prior to his death. The continued coverage provided under this section 10 shall be in addition to, and shall not count as, coverage required to be provided under any applicable law. For the purposes of this Agreement, Executives designated beneficiary shall be the person designated as such by Executive in a writing submitted to the Company. If no written designation is made, Executive's designated beneficiary shall be his spouse or in the event he has no spouse, his estate.

            (b) In the event that Executive's employment with the Company is terminated because of his inability to perform his duties under this Agreement by reason of illness or other physical or mental disability determined in the discretion of the Board to be permanent, based on medical evidence the Board finds acceptable, the Company shall continue to pay Executive his base salary in effect as of the date he is determined to be permanently disabled, for the Remaining Unexpired Employment Period, but reduced by any payments Executive receives during such period under or pursuant to any short or long term disability plan or policy sponsored by the Company or the Bank.

            SECTION 11. TERMINATION WITHOUT ADDITIONAL  COMPANY LIABILITY.

            In the event that Executive's employment with the Company shall terminate during the Employment Period on account of:

            (a) the discharge of the Executive for "cause," which, for purposes of this Agreement shall mean personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order, or any material breach of this Agreement, in each case as measured against standards generally prevailing at the relevant time in the savings and community banking industry; or

            (b) Executive's voluntary resignation from employment with the Company for reasons other than those specified in section 9(a) or section 12(b);

then the Company shall have no further obligations under this Agreement, other than the payment to Executive (or, in the event of his death prior to such payment, to his estate) of the portion, if any, of the salary earned by the Executive through the date of his termination of employment with the Company which remains unpaid as of such date and the provision of such other benefits, if any, to which he is entitled as a former employee under the employee benefit plans and programs


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and compensation plans and programs maintained by, or covering employees of, the
Company or the Bank.

            (c) For purposes of section 11(a), no act or failure to act, on the part of Executive, shall be considered "willful" unless it is done, or omitted to be done, by Executive in bad faith or without reasonable belief that Executive's action or omission was in the best interests of the Company and its affiliates. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the written advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of the Company. The cessation of employment of Executive shall not be deemed to be for "cause" within the meaning of section 11(a) unless and until there shall have been delivered to Executive a copy of a resolution duly adopted by the affirmative vote of three-fourths of the non-employee members of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to Executive and Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, Executive is guilty of the conduct described in section 11(a) above, and specifying the particulars thereof in detail.

            SECTION 12. TERMINATION UPON OR FOLLOWING A CHANGE OF CONTROL.

            (a) A Change of Control of the Company ("Change of Control") shall be deemed to have occurred upon the happening of any of the following events:

            (i) approval by the stockholders of the Company of a transaction that would result in the reorganization, merger or consolidation of the Company, respectively, with one or more other persons, other than a transaction following which:

                  (A) at least 51% of the equity ownership interests of the
            entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended "Exchange Act") in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the outstanding equity ownership interests in the Company; and

                  (B) at least 51% of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the securities entitled to vote generally in the election of directors of the Company;


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

            (ii) the acquisition of all or substantially all of the assets of the Company or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the outstanding securities of the Company entitled to vote generally in the election of directors by any person or by any persons acting in concert, or approval by the stockholders of the Company of any transaction which would result in such an acquisition;

            (iii) a complete liquidation or dissolution of the Company, or approval by the stockholders of the Company of a plan for such liquidation or dissolution;

            (iv) the occurrence of any event if, immediately following such event, at least 50% of the members of the Board of the Company do not belong to any of the following groups:

                  (A) individuals who were members of the Board of the Company on the date of this Agreement; or

                  (B) individuals who first became members of the Board of the
            Company after the date of this Agreement either:

                        (I) upon election to serve as a member of the Board of
                  the Company by affirmative vote of three-quarters of the members of such Board, or of a nominating committee thereof, in office at the time of such first election; or

                        (II) upon election by the stockholders of the Company to
                  serve as a member of the Board of the Company, but only if nominated for election by affirmative vote of three-quarters of the members of the Board of the Company, or of a nominating committee thereof, in office at the time of such first nomination;

            PROVIDED, HOWEVER, that such individual's election or nomination did not result from an actual or threatened election contest (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) other than by or on behalf of the Board of the Company; or

            (v) any event which would be described in section 12(a)(i), (ii),
      (iii) or (iv) if the term "Bank" were substituted for the term "Company" therein or any event that results in a "Change of Control of the Bank" within the meaning of the "Change in Bank Control Act" and the rules and regulations promulgated by the Federal Deposit Insurance Agency ("FDIC") or the Massachusetts Division of Banks as of the date hereof.

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In no event, however, shall a Change of Control be deemed to have occurred as a result of: (i) any acquisition of securities or assets of the Company, the Bank, or a subsidiary of either of them, by the Company, the Bank, or a subsidiary of either of them, or by any employee benefit plan maintained by any of them; or
(ii) the conversion of Westborough MHC to a stock form company and the issuance of additional shares of the Company in connection therewith. For purposes of this section 12(a), the term "person" shall have the meaning assigned to it under sections 13(d)(3) or 14(d)(2) of the Exchange Act.

            (b) In the event of a Change of Control, Executive shall be entitled to the payments and benefits contemplated by section 12(c) in the event of his termination of employment with the Company under any of the following circumstances:

            (i) resignation, voluntary or otherwise, by Executive at any time during the Employment Period following his demotion, loss of title, office or significant authority or responsibility, or following any reduction in any element of his package of compensation and benefits;

            (ii) resignation, voluntary or otherwise, by Executive at any time during the Employment Period following any relocation of his principal place of employment or any change in working conditions at such principal place of employment which Executive, in his reasonable discretion, determines to be embarrassing, derogatory or otherwise adverse;

            (iii) resignation, voluntary or otherwise, by Executive at any time during the Employment Period following the failure of any successor to the Company in the Change of Control to include Executive in any compensation or benefit program maintained by it or covering any of its executive officers, unless Executive is already covered by a substantially similar plan of the Company which is at least as favorable to him;

            (iv) resignation, voluntary or otherwise, for any reason whatsoever following the effective date of the Change of Control; or

            (v) termination by the Company for any reason other than "cause" as defined under section 11.

            (c) In the event Executive's employment with the Company terminates after a Change in Control under any of the circumstances described in section 12(b), Executive shall be entitled to the payments and benefits described in section 9(b), except that the lump sum payable under section 9(b)(iv) shall not be less than an amount equal to 2.99 multiplied by Executive's "base amount" as that term is defined under Section 280G of the Code.

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            SECTION 13. TAX INDEMNIFICATION.

            (a) This section 13 shall apply if Executive's employment is terminated upon or following (i) a Change of Control (as defined in section 12 of this Agreement); or (ii) a change "in the ownership or effective control" of the Company or the Bank or "in the ownership of a substantial portion of the assets" of the Company or the Bank within the meaning of section 280G of the Code. If this section 13 applies, then, if for any taxable year, Executive shall be liable for the payment of an excise tax under section 4999 of the Code with respect to any payment in the nature of compensation made by the Company, the Bank or any direct or indirect subsidiary or affiliate of the Company or the Bank to (or for the benefit of) Executive, it shall be the sole obligation and responsibility of the Company to pay to Executive an amount equal to X, deter mined under the following formula:


            X  =                  E x P
                  ------------------------------------
                  1 - [(FI x (1 - SLI)) + SLI + E + M]

            where

            E = the rate at which the excise tax is assessed under section 4999 of the Code;

            P = the amount with respect to which such excise tax is assessed, determined without regard to this section 12;

            FI = the highest marginal rate of income tax applicable to Executive under the Code for the taxable year in question;

            SLI = the sum of the highest marginal rates of income tax applicable to Executive under all applicable state and local laws for the taxable year in question; and

            M = the highest marginal rate of Medicare tax applicable to Executive under the Code for the taxable year in question.

With respect to any payment in the nature of compensation that is made to (or for the benefit of) Executive under the terms of this Agreement, or otherwise, and on which an excise tax under sec tion 4999 of the Code will be assessed, the payment determined under this section 13(a) shall be made to Executive on the earlier of (i) the date the Company, the Bank or any direct or indirect subsidiary or affiliate of the Company or the Bank is required to withhold such tax, or (ii) the date the tax is required to be paid by Executive.

            (b) Notwithstanding anything in this section 13 to the contrary, in the event that Executive's liability for the excise tax under section 4999 of the Code for a taxable year is subse quently determined to be different than the amount determined by the formula (X + P) x E, where X, P and E have the meanings provided in section 13(a), Executive or the Company, as the case

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may be, shall pay to the other party at the time that the amount of such excise tax is finally determined, an appropriate amount, plus interest, such that the payment made under section 13(a), when increased by the amount of the payment made to Executive under this section 13(b) by the Company, or when reduced by the amount of the payment made to the Company under this section 13(b) by Executive, equals the amount that should have properly been paid to Executive under section 13(a). The interest paid under this section 13(b) shall be determined at the rate provided under section 1274(b)(2)(B) of the Code. To confirm that the proper amount, if any, was paid to Executive under this section 13, Executive shall furnish to the Company a copy of each tax return which reflects a liability for an excise tax payment made by the Company, at least 20 days before the date on which such return is required to be filed with the Internal Revenue Service.

            SECTION 14. COVENANT NOT TO COMPETE.

      In the event of Executive's termination of employment with the Company prior to the expiration of the Employment Period, for a period of three (3) years following the date of such termination, the Executive shall not, without the written consent of the Bank, become an officer, employee, consultant, director or trustee of any competitor (as herein defined) if in this capacity he would be working for the competitor at an office or location that is within a fifty (50) mile radius of the town where the headquarters of the Company or the Bank is located on the date of the Executive's termination of employment. For purpose of this Agreement, a "competitor" is any savings association, savings and loan association, savings and loan holding company, bank, bank holding company, credit union, cooperative bank, mortgage company, trust company or other form of financial institution, or any direct or indirect subsidiary or affiliate of any such entity. If the Executive's employment shall be terminated on account of disability as provided in section 10 of this Agreement, this section 14 shall not apply if (a) the Executive first offers, by written notice, to accept a similar position with, or perform similar services for, the Bank on substantially the same terms and conditions proposed by the competitor and (b) the Bank declines to accept such offer within ten (10) days after such notice is given.

            SECTION 15. CONFIDENTIALITY.

            Unless he obtains the prior written consent of the Company, Executive shall keep confidential and shall refrain from using for the benefit of himself, or any person or entity other than the Company or any entity which is a subsidiary of the Company or of which the Company is a subsidiary, any material document or information obtained from the Company, or from its parent or subsidiaries, in the course of his employment with any of them concerning their properties, operations or business (unless such document or information is readily ascertainable from public or published information or trade sources or has otherwise been made available to the public through no fault of his own) until the same ceases to be material (or becomes so ascertainable or available); provided, however, that nothing in this section 15 shall prevent Executive, with or without the Company's consent, from participating in or disclosing documents or information in connection with any judicial or administrative investigation, inquiry or proceed ing to the extent that such participation or disclosure is required under applicable law.

            SECTION 16. SOLICITATION.

            Executive hereby covenants and agrees that, for a period of two (2) years following his termination of employment with the Company, he shall not, without the written consent of the Company, either directly or indirectly:

            (a) solicit, offer employment to, or take any other action intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any officer or employee of the Company, the Bank or any affiliate, as of the date of this Agreement, of either of them, to terminate his or her employment and accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, any "competitor" as defined in section 14, having its principal place of business in Worcester or Middlesex County, as of the date of this Agreement;

            (b) provide any information, advice or recommendation with respect to any such officer or employee of any "competitor" as defined in section 14, having its principal place of business in Worcester or Middlesex County as of the date of this Agreement, that is intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any officer or employee of the Company, the Bank, or any affiliate, as of the date of this Agreement, of either of them, to terminate his employment and accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, any such competitor having its principal place of business in Worcester or Middlesex County, as of the date of this Agreement; or

            (c) solicit, provide any information, advice or recommendation or take any other action intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any customer of the Company, the Bank or any affiliate to terminate an existing business or commercial relationship with the Company, the Bank or any affiliate.

            SECTION 17. NO EFFECT ON EMPLOYEE BENEFIT PLANS OR PROGRAMS.

            The termination of Executive's employment during the term of this Agreement or thereafter, whether by the Company or by Executive, shall have no effect on the rights and obliga tions of the parties hereto under the Company's or Bank's qualified or non-qualified retirement, pension, savings, thrift, profit-sharing or stock bonus plans, group life, health (including hospitalization, medical and major medical), dental, accident and long-term disability insurance plans or such other employee benefit plans or programs, or compensation plans or programs, as may be maintained by, or cover employees of, the Company or the Bank from time to time.

            SECTION 18. SUCCESSORS AND ASSIGNS.

            This Agreement will inure to the benefit of and be binding upon Executive, his legal representatives and testate or intestate distributes, and the Company and its successors and assigns, including any successor by merger or consolidation or a statutory receiver or any other person or firm or corporation to which all or substantially all of the assets and business of the Company may be sold or otherwise transferred. Failure of the Company to obtain from any successor its express written assumption of the Company's obligations hereunder at least sixty (60) days in advance of the scheduled effective date of any such succession shall be deemed a material breach of this Agreement.

            SECTION 19. NOTICES.

            Any communication required or permitted to be given under this Agreement, including any notice, direction, designation, consent, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally, or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below or at such other address as one such party may by written notice specify to the other party:

            If to Executive:

                  Mr. Joseph F. MacDonough
                  14 Pinecrest Dr.
                  Westborough, Massachusetts 01581

            If to the Company:

                  Westborough Financial Services, Inc.
                  100 E. Main Street
                  Westborough, Massachusetts  01581

            Attention:  Board of Directors -- Non-Employee Directors

                  with a copy to:

                  Thacher Proffitt & Wood
                  1700 Pennsylvania Avenue, N.W., Suite 800
                  Washington, D.C.  20006
                  Attention:  Richard A. Schaberg, Esq.

            SECTION 20. INDEMNIFICATION FOR ATTORNEYS' FEES.

            The Company shall indemnify, hold harmless and defend Executive against rea sonable costs, including legal fees, incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved, as a result of his efforts, in good faith following exhaustion of other all remedies, to defend or enforce the terms of this Agreement; provided, however, that Executive shall have substantially prevailed on the merits pursuant to a judgment, decree or order of a court of competent jurisdiction or of an arbitrator in an arbitration proceeding, or in a settlement. For purposes of this Agreement, any settlement agreement which provides for payment of any amounts in settlement of the Company's obligations hereunder shall be conclusive evidence of Executive's entitlement to indemnification hereunder, and any such indemnification payments shall be in addition to amounts payable pursuant to such settlement agreement, unless such settlement agreement expressly provides otherwise.

            SECTION 21. SEVERABILITY.

            A determination that any provision of this Agreement is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof.

            SECTION 22. WAIVER.

            Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant, or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver, and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

            SECTION 23. COUNTERPARTS.

            This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

            SECTION 24. GOVERNING LAW.

            This Agreement shall be governed by and construed and enforced in accordance with the federal laws of the United States and, to the extent that federal law is inapplicable, in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts entered into and to be performed entirely within the Commonwealth of Massachusetts.

            SECTION 25. HEADINGS AND CONSTRUCTION.

            The headings of sections in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any section. Any reference to a section number shall refer to a section of this Agreement, unless otherwise stated.

            SECTION 26. ENTIRE AGREEMENT; MODIFICATIONS.

            This instrument contains the entire agreement of the parties relating to the subject matter hereof, and supersedes in its entirety any and all prior agreements, understandings or rep resentations relating to the subject matter hereof. No modifications of this Agreement shall be valid unless made in writing and signed by the parties hereto.

            SECTION 27. NON-DUPLICATION.

            In the event that Executive shall perform services for the Bank or any other direct or indirect subsidiary of the Company, any compensation or benefits provided to Executive by such other employee shall be applied to offset the obligations of the Company hereunder, it being intended that this Agreement set forth the aggregate compensation and benefits payable to Executive for all services to the Company and all of its direct or indirect subsidiaries, including the Bank.

            SECTION 28. REQUIRED REGULATORY PROVISIONS.

            (a) Notwithstanding anything herein contained to the contrary, any payments to Executive by the Company, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. ss.1828(k), and any regulations promulgated thereunder.

            (b) Notwithstanding anything herein to the contrary, any payments to the Executive by the Bank, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with the following laws, rules and regulations applicable to the Bank:

            (i) In no event shall the aggregate amount of compensation payable by the Bank to the Executive under section 9(b) hereof exceed 2.99 times the Executive's average annual total compensation for the last five consecutive calendar years to end prior to his termination of employment with the Company and the Bank (or for his entire period of employment with the Company and the Bank if less than five calendar years).

            (ii) All payments to the Executive by the Bank, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with section 18(k) of the Federal Deposit Insurance Act ("FDI Act"), 12 U.S.C. ss.1828(k), and any regulations promulgated thereunder.

            (iii) Notwithstanding anything herein contained to the contrary, if the Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the affairs of the Bank pursuant to a notice served under section 8(e)(3) or 8(g)(1) of the FDI Act, 12 U.S.C. ss.1818(e)(3) or 1818(g)(1), the Bank's obligations under this Agreement shall be suspended as of the date of service of such notice, unless stayed by appropriate proceedings. If the charges in such notice are dismissed, the Bank, in its discretion, may (A) pay to the Executive all or part of the compensation withheld while the Bank's obligations hereunder were suspended and (B) reinstate, in whole or in part, any of the obligations which were suspended.

            (iv) Notwithstanding anything herein contained to the contrary, if the Executive is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under section 8(e)(4) or 8(g)(1) of the FDI Act, 12 U.S.C. ss.1818(e)(4) or (g)(1), all prospective obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights and obligations of the Bank and the Executive shall not be affected.

            (v) Notwithstanding anything herein contained to the contrary, if the Bank is in default (within the meaning of section 3(x)(1) of the FDI Act, 12 U.S.C. ss.1813(x)(1), all prospective obligations of the Bank under this Agreement shall terminate as of the date of default, but vested rights and obligations of the Bank and the Executive shall not be affected.

            (vi) Notwithstanding anything herein contained to the contrary, all prospective obligations of the Bank hereunder shall be terminated, except to the extent that a continuation of this Agreement is necessary for the continued operation of the Bank: (A) by the Commissioner of the Massachusetts Division of Banks or his designee or the FDIC, at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in section 13(c) of the FDI Act, 12 U.S.C. ss.1823(c); (B) by the Commissioner of the Massachusetts Division of Banks or his designee at the time the Commissioner or his designee approves a supervisory merger to resolve problems related to the operation of the Bank or when the Bank is determined by the Commissioner to be in an unsafe or unsound condition. The vested rights and obligations of the parties shall not be affected.

If and to the extent that any of the foregoing provisions shall cease to be required or by applicable law, rule or regulation, the same shall become inoperative as though eliminated by formal amendment of this Agreement. If, and to the extent, the Bank is unable to satisfy payments due under this Agreement as the result of compliance with any of the foregoing laws, rules and regulations, the Company shall be responsible for satisfying all such obligations.

            SECTION 29. COMPANY AND AFFILIATES.

            The Company may satisfy its obligations under this Agreement either directly or indirectly through one or more direct or indirect subsidiaries or affiliates. The Executive agrees that this Agreement requires that the Executive make his services available to the Company, the Bank and their respective direct or indirect subsidiaries or affiliates as determined by the respective Boards of Directors of the Company and the Bank within the terms and conditions set forth in this Agreement.

            IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and Executive has hereunto set his hand, all as of the day and year first above written.


                                    --------------------------------------------
                                    JOSEPH F. MACDONOUGH


ATTEST:                             WESTBOROUGH FINANCIAL SERVICES, INC.


By                                  By
  -------------------------------     ------------------------------------------
            Secretary                     Name:
                                          Title:


[Seal]